CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 2005, relating to the financial statements of GTE Mobilnet of Texas #17 Limited Partnership, appearing in Registration Statement No. 333-121086 of Consolidated Communications Illinois Holdings, Inc. under the Securities Act of 1933.
/s/  DELOITTE & TOUCHE LLP
New York, New York
October 10, 2005